Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of our report dated March 31, 2026, relating to the financial statements of Brainstorm Cell Therapeutics Inc. (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

May 20, 2026